UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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EASTERN INSURANCE HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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April 4, 2013

Dear Fellow Shareholder:

We are pleased to invite you to attend our Annual Meeting of Shareholders on May 9, 2013, at our offices at 25 Race Avenue, Lancaster, Pennsylvania, at 4:30 p.m., Eastern Time.

Details regarding the business to be conducted at the annual meeting are more fully described in the accompanying notice of annual meeting of shareholders and proxy statement. The notice of annual meeting of shareholders, proxy statement and proxy card are being mailed to shareholders on or about April 4, 2013.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we urge you to review the accompanying materials and complete, sign, date and return the enclosed proxy card or voting instruction card, as applicable, and return it in the envelope provided, or vote your shares by telephone or the Internet using the instructions on the enclosed proxy card or voting instruction card (if these options are available to you). This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend.

I look forward to seeing you at the annual meeting.

Respectfully,

Michael L. Boguski
President and Chief Executive Officer

Eastern Insurance Holdings, Inc.

25 Race Avenue

Lancaster, Pennsylvania 17603

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 9, 2013

To the Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. will be held on May 9, 2013, at 4:30 p.m., Eastern Time, at our offices at 25 Race Avenue, Lancaster, Pennsylvania, for the following purposes:

1. To elect two Class II directors of Eastern Insurance Holdings, Inc., each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

2. To ratify the appointment by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2013;

3. To hold an advisory vote on executive compensation as disclosed in these materials; and

4. Such other matters as may properly come before the meeting.

Shareholders of record at the close of business on March 15, 2013, are entitled to notice of, and to vote at, the meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the meeting, we urge you to review the accompanying materials and complete, sign, date and return the enclosed proxy card in the enclosed envelope, or vote your shares by telephone or the Internet using the instructions on the enclosed proxy card or voting instruction card (if these options are available to you). This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend.

This notice, the accompanying proxy statement and form of proxy are sent to you by order of the Board of Directors.

Scott C. Penwell
Corporate Secretary

Lancaster, Pennsylvania

April 4, 2013

Important Notice Regarding the Availability of Proxy Materials for Our

Shareholders Meeting to Be Held on May 9, 2013

The accompanying proxy statement and our 2013 annual report to shareholders are available at

http://www.proxyvote.com

EASTERN INSURANCE HOLDINGS, INC.

PROXY STATEMENT

Annual Meeting of Shareholders

May 9, 2013

The Board of Directors (the “Board”) of Eastern Insurance Holdings, Inc. (“EIHI,” or the “Company”) is soliciting proxies for use at its 2013 annual meeting of shareholders to be held on May 9, 2013, and at any adjournment of the meeting (the “meeting”). This proxy statement and the enclosed proxy card are first being mailed or given to shareholders on or about April 4, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the meeting?

At the meeting, shareholders will be asked to consider and vote on the following proposals:

1.	To elect two Class II directors of the Company, each to serve for a term of three years and until their successors shall have been duly elected by the shareholders and qualified;

2.	To ratify the appointment by the Audit Committee of our Board of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2013;

3.	To hold an advisory vote to approve the compensation for our named executive officers as disclosed in these materials; and

4.	Such other matters as may properly come before the meeting.

Other business may be addressed at the meeting if properly presented. However, at this time, we are not aware of any other business to be presented. Our management will present a report on our performance during the 2012 fiscal year and the first quarter of 2013 and will respond to any questions from shareholders.

Who is entitled to vote at the meeting?

The Board has set March 15, 2013, as the record date for the meeting. If you were a shareholder of record at the close of business on March 15, 2013, you are entitled to vote at the meeting.

As of the record date, 7,910,608 shares of our common stock, without par value (the “common stock”), were issued and outstanding and, therefore, eligible to vote at the meeting.

What are my voting rights?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 7,910,608 votes are entitled to be cast on each proposal at the meeting. There is no cumulative voting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the “shareholder of record” with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust company or other nominee, then the broker, bank, trust company or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust company or other nominee how to vote their shares using the method described below.

How do I vote my shares?

If you are a shareholder of record as of the record date, you can give a proxy to be voted at the meeting by one of the following means:

•	by mail, by completing, signing, dating and mailing each proxy card or voting instruction card and returning it in the envelope provided;

•

via telephone, using the toll-free number listed on each proxy card (if you are a registered shareholder, meaning that you hold your stock in your name) or voting instruction card (if your shares are held in “street name,” meaning that your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes telephone voting available); or

•

via the Internet, at the address provided on each proxy card (if you are a registered shareholder) or voting instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available).

If you hold your shares in “street name,” you must direct your broker, bank, trust company or other nominee to vote your shares. Your broker, bank, trust company or other nominee has enclosed or otherwise provided a voting instruction card for you to use in directing it how to vote your shares.

How do I vote if my shares are held in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan?

If you hold any shares in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan (ESOP shares), your completed proxy card will serve as voting instructions to the plan trustee. However, your voting instructions must be received by 11:59 p.m., Eastern Time, on May 6, 2013, in order to be voted at the meeting. The trustee will vote all unallocated ESOP shares, and the allocated shares of participants who fail to timely give voting instructions, in the same proportion as the allocated shares for which timely instructions were received from participants.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast must be present in person or by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present at the meeting if:

•	you are present and vote in person at the meeting;

•	you have properly submitted a proxy card by mail; or

•	you have voted via telephone or the Internet.

Abstentions and broker “non-votes” will be counted as present for purposes of determining a quorum. Brokers, banks, trust companies or other nominees are permitted to vote shares held by them on behalf of their “street name” customers on matters considered to be “routine,” even though they have not received instructions from their customers. A broker “non-vote” occurs when a broker, bank, trust company or nominee has not received voting instructions from a street name holder and it does not have discretion to vote the shares of the street name holder because the matter is not considered “routine.”

As of the date of this proxy statement, the appointment of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2013, is considered a “routine” matter, and, therefore, brokers, banks, trust companies or other nominees are permitted to vote on this matter even if no instructions are received from the beneficial owner. The other matters to be considered at the meeting are not considered “routine” matters. Accordingly, it is important that you provide instructions to your broker how to vote with respect to these matters.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card or voting instruction card, it means that you hold shares registered in more than one account. To ensure that all of your shares are voted, please sign and return each proxy card and voting instruction card you receive.

Can I vote my shares in person at the meeting?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you are a street name holder, you may vote your shares in person at the meeting only if you obtain a signed letter or other proxy from your broker, bank, trust company or other nominee giving you the right to vote the shares at the meeting.

If you are a participant in our Employee Stock Ownership Plan, you may submit a proxy vote as described above, but you may not vote your Employee Stock Ownership Plan shares in person at the meeting.

What vote is required for the election of directors or for the other proposals to be approved?

Directors are elected by a plurality of the votes cast at the meeting. “Plurality” means the nominees receiving the largest number of votes cast “FOR” are elected as directors up to the maximum number of directors to be elected at the meeting. At our meeting, the maximum number of directors to be elected is two. Accordingly, the two nominees who receive the highest number of votes cast at the meeting will be elected as Class II directors.

Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for election as a director. Because directors are elected by a plurality of votes cast at the meeting, if you “WITHHOLD” authority to vote with respect to any nominee for election as a Class II director, this will have no effect on the election of the nominee, unless there are more than two nominees, in which case withholding authority to vote with respect to a nominee would have the same effect as a vote against the nominee.

For the other proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you elect to abstain, the abstention will have the same effect as an “AGAINST” vote.

If you submit your proxy but “ABSTAIN” or “WITHHOLD” authority to vote on one (1) or more proposals, your shares will be counted as present at the meeting for the purpose of determining a quorum.

If you hold your shares in street name and do not provide voting instructions to your broker, bank, trust company or other nominee, the nominee generally has authority to vote your shares on “routine” matters as described above. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor is deemed “routine,” which means that the nominee may vote your shares on this matter if you do not timely provide instructions for voting your shares. The other proposals, including the proposal to elect directors, are not deemed “routine,” which means you should provide instructions to your broker on how to vote your shares with respect to those matters.

Who will count the votes?

Our legal counsel will tabulate votes and act as the independent inspector of election.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees for election to the Board, “FOR” the ratification of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2013, and “FOR” the approval of the compensation of the named executive officers.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, your shares will be voted in accordance with the recommendations of the Board set forth above.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the meeting. If you are a shareholder of record, you may revoke your proxy and change your vote by submitting a later-dated proxy by mail, telephone or the Internet, or by voting in person at the meeting. To request an additional proxy card, or if you have any questions about the meeting or how to vote or revoke your proxy, you should contact Kevin M. Shook, our Executive Vice President, Treasurer and Chief Financial Officer, at (717) 735-1660.

If you hold your shares in street name, contact your broker, bank, trust company or other nominee regarding how to instruct your nominee to revoke your proxy and change your vote.

If you are a participant in our Employee Stock Ownership Plan, you may revoke your proxy and change your vote as described above, but only until 11:59 p.m. on May 6, 2013.

How can I attend the meeting?

Attendance at the meeting will be limited to shareholders of record as of March 15, 2013, the record date, their authorized representatives and guests of the Company.

Who pays for the cost of proxy preparation and solicitation?

We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trust companies or other nominees for forwarding proxy materials to street name holders.

We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone, facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries or fees, if any.

Can I receive future proxy statements and annual reports electronically instead of receiving paper copies through the mail?

No. We do not offer electronic delivery of these documents at this time, but we may offer this service in the future. Investors may view our proxy statement, annual report and Form 10-K at http://www.proxyvote.com.

You may view our SEC filings, corporate governance documents and other materials by accessing the “Investor Relations” page on our website at www.eihi.com.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding persons or entities known to our management to own of record or beneficially, as of the record date, 5% or more of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Common Stock
Northaven Management, Inc. and its affiliates, Paul R. Burke (1) Richard Brown 275 Madison Avenue, 6th Floor New York, New York 10016	693,631	8.8%

Delaware Charter Guarantee & Trust Company d/b/a Principal Trust Company, as trustee of the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan 1013 Centre Road Wilmington, Delaware 19805	692,030	8.7%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	477,175	6.0%

(1)	Mr. Burke is a principal of Northaven Management, Inc. and its affiliates and a director of EIHI. Affiliates of Northaven Management, Inc. include Northaven Partners, L. P., Northaven Partners II, L. P., Northaven Partners III, L.P., Northaven Offshore, Ltd. and Northaven Associates, LLC. Amount also includes 21,304 shares issuable pursuant to a vested option granted to Mr. Burke, as a director of EIHI, on January 3, 2007 and 1,300 shares issuable pursuant to a vested option granted to Mr. Burke as a director of EIHI, on February 24, 2012.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information, including information regarding beneficial ownership of shares of our common stock outstanding as of the record date, for (i) our directors (which includes the two Class II nominees for election as directors), (ii) each of our named executive officers identified in the Summary Compensation Table, and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, each director and each named executive officer holds sole voting and investment power over the shares listed as beneficially owned. Unless otherwise indicated in a footnote, shares are not pledged as security. In addition, footnotes indicate shares included in the table that are subject to options outstanding and vested under our stock option plans that may be exercised as of, or within 60 days after, the record date.

	Amount and Nature of Beneficial Ownership	Percentage of Common Stock
Directors
Ronald L. King (1)	52,226	*
Robert M. McAlaine (2)	143,523	1.8%
W. Lloyd Snyder III (1)(3)	125,326	1.6%
Charles H. Vetterlein, Jr. (1)	45,326	*
Paul R. Burke (1)(4)	693,631	8.8%
Bruce M. Eckert (5)	280,926	3.6%
Scott C. Penwell (1)(6)	77,815	1.0%
Michael L. Boguski (7)	242,932	3.1%

Named Executive Officers
Kevin M. Shook (8)	147,606	1.9%
Robert A. Gilpin (9)	98,141	1.2%
Suzanne M. Emmet (10)	70,887	*
Harry Talbert (11)	54,646	*

All directors and executive officers as a group (11 persons) (12)	2,032,985	25.7%

*	Less than 1%
(1)	Includes 21,304 shares issuable pursuant to a vested option granted on January 3, 2007 and 1,300 shares issuable pursuant to a vested option granted on February 24, 2012.
(2)	Includes 5,000 shares of common stock held in trusts for Mr. McAlaine’s daughter (3,000 shares) and son (2,000 shares), for which Mr. McAlaine and his wife are co-trustees. Includes 32,516 shares issuable pursuant to a vested option granted on January 3, 2007 and 1,500 shares issuable pursuant to a vested option granted February 24, 2012.
(3)	Includes 4,450 shares of common stock which Mr. Snyder gifted to his 2 daughters (1,550 each) and his son (1,350 shares) over which Mr. Snyder retained investment control.
(4)	Includes shares owned or controlled by Northaven Management, Inc. and its affiliates.
(5)	Includes 94,185 shares issuable pursuant to a vested option granted to Mr. Eckert on January 3, 2007 and 1,300 shares issuable pursuant to a vested option granted February 24, 2012.
(6)	Includes 150 shares of common stock held by Mr. Penwell’s spouse.
(7)	Includes 82,412 shares issuable pursuant to a vested option granted to Mr. Boguski on January 3, 2007, 32,000 shares issuable pursuant to a vested option granted to Mr. Boguski on August 24, 2010, and 4,000 shares issuable pursuant to a vested option granted on February 24, 2012. Also includes 100 shares held by Mr. Boguski’s spouse, and 1,000 shares held by his sons (500 each).
(8)	Includes 58,866 shares issuable pursuant to a vested option granted to Mr. Shook on January 3, 2007, 24,000 shares issuable pursuant to a vested option granted to Mr. Shook on August 24, 2010, and 3,600 shares issuable pursuant to a vested option granted on February 24, 2012. Also includes 1,000 shares held by Mr. Shook’s spouse.

(9)	Includes 35,319 shares issuable pursuant to a vested option granted to Mr. Gilpin on January 3, 2007, 6,000 shares issuable pursuant to a vested option granted to Mr. Gilpin on August 24, 2010, and 4,200 shares issuable pursuant to a vested option granted on February 24, 2012.
(10)	Includes 27,471 shares issuable pursuant to a vested option granted to Ms. Emmet on January 3, 2007, 6,000 shares issuable pursuant to a vested option granted to Ms. Emmett on August 24, 2010, and 3,600 shares issuable pursuant to a vested option granted on February 24, 2012.
(11)	Includes 19,622 shares issuable pursuant to a vested option granted to Mr. Talbert on January 3, 2007, 4,000 shares issuable pursuant to a vested option granted to Mr. Talbert on August 24, 2010, and 3,000 shares issuable pursuant to a vested option granted February 24, 2012.
(12)	Includes 556,611 shares issuable pursuant to vested options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and any persons owning 10% or more of our common stock, to file in their personal capacities initial statements of beneficial ownership on Form 3, statements of changes in beneficial ownership on Form 4 and annual statements of beneficial ownership with the SEC on Form 5. Persons filing such beneficial ownership statements are required by federal securities laws to furnish us with copies of all such statements filed with the SEC. The rules of the SEC regarding the filing of such statements require that “late filings” of such statements be disclosed in our proxy statement. Based solely on our review of Forms 3 and 4 and amendments thereto furnished to us during the 2012 fiscal year and Forms 5 and amendments thereto furnished to us with respect to the 2012 fiscal year, we believe that all such statements were timely filed in 2012.

ELECTION OF DIRECTORS

General Matters

Our articles of incorporation provide that the number of directors shall consist of not less than five nor more than 15 members, as fixed by the Board from time to time. The size of the Board is currently fixed at seven members. 1

The articles of incorporation also divide the Board into three classes, which under applicable law must be, in terms of the number of directors in each class, as nearly equal as possible.

Set forth below are the current members of our Board by class, including our director nominees:

Class I Nominees (term to expire 2015)	Class II (term expires 2016)	Class III (term expires 2014)
Ronald L. King	Bruce M. Eckert[1]	Robert M. McAlaine
W. Lloyd Snyder III	Paul R. Burke	Scott C. Penwell
	Michael L. Boguski	Charles H. Vetterlein, Jr.

[1]	Mr. Eckert has elected to not stand for reelection to the Board and his term will expire on the date of the annual meeting, May 9, 2013.

Nominees for Election as Class II Directors—Terms Expiring in 2016

Based on the recommendation of the Nominating/Governance Committee, the Board of Directors has nominated (with each director abstaining as to his own nomination) Michael L. Boguski and Paul R. Burke for election as Class II directors of the Company with terms expiring at the 2016 annual meeting of shareholders. Each of the nominees has consented to being named in this proxy statement and to serve if duly elected by the shareholders. If any of the nominees become unable to accept nomination or election, the persons named in the proxy may vote for a substitute nominee selected by the Board. We, however, have no present reason to believe that any Class II nominee will be unable to serve as a director, if elected. The Board recommends that you vote for each of the director nominees.

The two nominees who receive the highest number of votes cast at the meeting will be elected Class II directors. Shares represented by properly delivered proxies, unless indicated otherwise, will be voted “FOR” the election of the two nominees named above as Class II directors with terms expiring at the 2016 annual meeting of shareholders. Any shareholder who wishes to withhold authority from the proxyholders to vote for the election of directors or to withhold authority to vote for any individual nominee may do so by voting his or her proxy to that effect. Shareholders cannot cumulate their votes for the election of directors. No proxy may be voted for a greater number of persons than the number of nominees named.

Independence of Directors and Certain Relationships

Pursuant to the applicable rules of the Nasdaq Global Market, our Board must consist of at least a majority of independent directors who meet the criteria for independence required by the Nasdaq Global Market and all other applicable legal requirements. Except for Mr. Boguski, all of our directors are non-employee directors. As described below, the Board has affirmatively determined that except for Mr. Eckert all non-employee directors are independent directors within the meaning of the Nasdaq Global Market rules.

Through an annual questionnaire process, the Board, with the assistance of outside counsel, conducts an annual evaluation of director independence under the Nasdaq Global Market rules and, with respect to directors serving on the Audit Committee, applicable SEC rules and regulations. In connection with this process, the Board evaluated commercial, charitable, consulting, social, familial or other relationships between each director or immediate family member and their related interests, on one hand, and EIHI and its affiliates on the other, including those relationships described under “Additional Information Regarding Directors and Officers.” As a result of these evaluations, the Board determined that except for Mr. Eckert each of our non-management directors is independent under the applicable Nasdaq Global Market rules and regulations.

Committees of the Board

Our Board has established various committees, including an Audit Committee, a Compensation/Human Resources Committee, an Executive Committee, a Finance/Investment Committee, an Acquisition Committee and a Nominating/Governance Committee. The Audit Committee, Compensation/Human Resources Committee and Nominating/Governance Committee operate in accordance with written charters, which are reviewed on an annual basis by each committee.

Audit Committee

Members:	Paul R. Burke, Chairman Ronald L. King W. Lloyd Snyder III

Our Board has determined that each member of the Audit Committee is independent in the judgment of the Board and as defined by the regulations of the Nasdaq Global Market and the SEC’s rules and regulations. Mr. Burke has been designated the Audit Committee financial expert. The committee is responsible, among other things, for the appointment, compensation, oversight, and termination of our independent auditors and the approval of non-audit services proposed to be performed. The committee also assists the Board in providing oversight over the integrity of our financial statements, internal controls and our compliance with applicable legal and regulatory requirements. The Audit Committee meets at least quarterly and at each quarterly meeting meets with the independent auditors in an executive session without management present.

Our Audit Committee met seven times in 2012.

The Audit Committee is governed by a written charter that complies with the requirements of the Nasdaq Global Market’s listing standards and SEC rules and regulations. A copy of the Audit Committee’s charter is posted, in full text, on our website at http://www.eihi.com under the tab “Investor Relations.”

Nominating/Governance Committee

Members:	Charles H. Vetterlein, Jr., Chairman Paul R. Burke Ronald L. King

Our Board has determined that each member of the Nominating/Governance Committee is independent in the judgment of the Board and as defined by the regulations of the Nasdaq Global Market. The Nominating/Governance Committee is responsible for nominating individuals to stand for election as directors at the Annual Meeting of Shareholders, assisting the Board in the event of any vacancy on the Board by identifying and recommending to the Board qualified individuals to fill such vacancy, and recommending to the Board, on an annual basis, nominees for each Board committee. The Nominating/Governance Committee will consider nominees recommended by shareholders, and in considering such candidates the committee will apply the same criteria it applies in connection with candidates recommended by the committee. Shareholders may nominate persons for election as directors in accordance with the procedures set forth in Section 1.3 of our bylaws. Notification of such nomination, containing the required information, must be mailed to the Chairman of the Board not less than 90 days or more than 120 days prior to any meeting of shareholders called for the election of directors. The Company did not receive any timely nominations for director in advance of the meeting.

The Nominating/Governance Committee met one time in 2012.

The Nominating/Governance Committee is governed by a written charter that complies with the requirements of the Nasdaq Global Market’s listing standards. A copy of the Nominating/Governance Committee’s charter is posted, in full text, on our website at http://www.eihi.com under the tab “Investor Relations.”

Compensation/Human Resources Committee

Members:	Ronald L. King, Chairman Robert M. McAlaine Charles H. Vetterlein, Jr.

Our Board has determined that each member of the Compensation/Human Resources Committee is independent in the judgment of the Board and as defined by the regulations of the Nasdaq Global Market. For a more detailed description of the Compensation/Human Resources Committee, see the section entitled “The Compensation/Human Resources Committee” on page 17.

The Compensation/Human Resources Committee met three times in 2012.

The Compensation/Human Resources Committee is governed by a written charter that complies with the requirements of the Nasdaq Global Market’s listing standards. A copy of the Compensation/Human Resources Committee’s charter is posted, in full text, on our website at http://www.eihi.com under the tab “Investor Relations.”

The Executive Committee

Members:	Robert M. McAlaine, Chairman Scott C. Penwell Michael L. Boguski

The Executive Committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special board meeting. In addition, from time to time, the Executive Committee may be asked to study strategic issues in greater depth than may be practical for the Board as a whole.

The Executive Committee met four times in 2012.

The Finance/Investment Committee

Members:	W. Lloyd Snyder III, Chairman Paul R. Burke Robert M. McAlaine Scott C. Penwell

The Finance/Investment Committee is responsible for overseeing our investment portfolio and policy and monitoring interest rates, liquidity and market risk.

The Finance/Investment Committee met four times in 2012.

The Acquisition Committee

Members:	Robert M. McAlaine, Chairman Michael L. Boguski Paul R. Burke Ronald L. King Scott C. Penwell W. Lloyd Snyder III Charles H. Vetterlein, Jr.

A key element of our strategic plan is to deploy the capital raised in connection with our initial public offering by making prudent acquisitions. To that end, the Board has formed the Acquisition Committee whose function is to assist management in the evaluation of acquisition and divestiture opportunities.

The Acquisition Committee did not meet in 2012.

Nominating/Governance Committee Process for the Selection of Nominee Candidates

The Nominating/Governance Committee has developed written criteria that candidates for nomination to the Board should meet. At present, the Nominating/Governance Committee evaluates candidates for nomination to the Board in the context of the needs of the Board, whether the nominee’s skills are complementary to the existing Board members’ skills, and assesses any material relationships with the Company or third parties that might adversely affect independence and objectivity. The Nominating/Governance Committee considers diversity in identifying candidates for nomination to the Board and believes that a Board comprised of directors with different backgrounds, viewpoints and experience is a more effective Board, but does not have a formal policy in this regard. The Nominating/Governance Committee also considers such other criteria as it determines to be relevant at the time.

The Nominating/Governance Committee and our Chief Executive Officer will interview candidates that meet the criteria, and the Nominating/Governance Committee will recommend to the Board nominees that best suit the Board’s needs. The Nominating/Governance Committee may from time to time hire an independent search firm to help identify candidates for nomination to the Board and facilitate the interview process of such candidates.

The Nominating/Governance Committee considers nominees recommended by shareholders that are made in accordance with the procedures set forth in our bylaws. Our bylaws provide that any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board by giving proper notice of the nomination in writing, delivered or mailed by first class United States mail, postage prepaid, to the Chairman of the Board of EIHI not less than 90 days nor more than 120 days prior to such annual meeting. Potential nominees recommended by shareholders who comply with these procedures receive the same consideration that the Nominating/Governance Committee’s nominees receive.

Board Leadership Structure

The position of Chairman of the Board and Chief Executive Officer are held by different individuals in recognition of the differences between the two roles.

The duties of the Chairman of the Board include providing strategic guidance, presiding over meetings of the full Board and executive sessions of independent directors, calling executive sessions and special meetings of the Board, advising and consulting with the Chief Executive Officer and other executive officers, and the chairmen of the Audit Committee, Compensation/Human Resources Committee and other committees, and conducting the affairs of the Acquisition Committee and the Executive Committee as Chairman.

The duties of the Chief Executive Officer include developing the strategic plan and tactical initiatives for the Company in consultation with senior management and the Board, making recommendations regarding the composition of the Company’s management team, and implementing approved strategic and tactical plans and initiatives.

We believe that our current leadership structure is an effective structure for the Company.

Our Board’s Role in Risk Oversight

In its oversight role, the Board of Directors annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management oversight responsibility to the Board committees. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. In this regard, the Company’s Director of Internal Audit prepares annually for the Audit Committee reports on areas of particular concern and reviews those reports with the Audit Committee each year. These reports identify any material deficiencies relating to the Company’s internal controls and procedures, and identify the controls that respond to and mitigate those deficiencies. The Company’s management regularly evaluates these controls, and the Director of Internal Audit reports to the Audit Committee regarding their design and effectiveness. The Finance/Investment Committee oversees the Company’s investment portfolio and monitors interest rate, liquidity and market risk. The Compensation/Human Resources Committee regularly reviews management succession strategies as well as compensation structures and plans. The Nominating/Governance Committee annually reviews the Company’s corporate governance guidelines and their implementation. Each committee regularly reports to the full Board.

Attendance of Meetings

The Board met a total of 5 times in 2012, and each director attended at least 75% of the total number of meetings of the Board and its committees on which the director served during 2012. Each time there was a regularly scheduled Board meeting in 2012, our non-employee members of the Board also met in executive session without management present with our Chairman, Mr. Robert M. McAlaine, acting as presiding director at such meetings. The Board plans to meet in executive sessions without management at least four times in 2013, with Mr. McAlaine presiding over such meetings.

The Board expects each director to attend each annual meeting of the Company’s shareholders. All of the members of the Board attended the annual meeting of shareholders held on May 10, 2012.

Directors

Set forth below is a list of our current directors with their respective age, principal occupation, term expiration date and initial service date, followed by additional information, including each such director’s business experience for at least the last five years, any directorships with other publicly held or registered investment companies during the past five years, and a description of the particular experience, qualifications, attributes or skills that led the Board to nominate the person for election as a director of EIHI.

Name	Age (1)	Principal Occupation	Year Term Expires	Director Since
Michael L. Boguski	50	President and Chief Executive Officer of EIHI and its subsidiaries	2013	2010
Paul R. Burke	50	Co-founder and Principal of Northaven Management, Inc.	2015	2006
Bruce M. Eckert	69	Insurance executive	2013	2006
Ronald L. King	68	Business consultant and Chairman Emeritus of Specialty Products & Insulation Co.	2015	2006
Robert M. McAlaine	75	Chairman of the Board of Directors of EIHI and its subsidiaries	2014	2006
Scott C. Penwell	60	Partner in the law firm of Rhoads & Sinon LLP	2014	2006
W. Lloyd Snyder III	68	Principal of Snyder & Company and Chairman of Huff Paper Co.	2015	2006
Charles H. Vetterlein, Jr.	52	Managing Partner of the Philadelphia office of Willis North America	2014	2006

(1)	All ages are as of March 15, 2013.

Michael L. Boguski was President and Chief Operating Officer of EIHI and its subsidiaries until January 1, 2011, when he assumed the role of President and Chief Executive Officer of EIHI and Chairman of the Board at Eastern Re Ltd in connection with our Chief Executive succession plan. Mr. Boguski was appointed to the EIHI Board of Directors on November 11, 2010. He has been with the Eastern organization since the inception of the workers’ compensation insurance business in 1997. Mr. Boguski has served on the Board of Directors of our operating subsidiaries since 2001. He is responsible for the Company’s strategic direction and operations and continues to serve as the Chief Underwriting Officer at Eastern Alliance Insurance Group. Mr. Boguski brings 25 years of insurance industry experience to the Company, including previous positions as Underwriting Manager at Aetna Property & Casualty Company and Alternative Markets Underwriting Manager at the PMA Group. His extensive knowledge of the workers’ compensation market and his long term business relationships have been invaluable to the growth of the workers’ compensation segment. Mr. Boguski has led the Company’s geographic expansion initiatives, including the development of the strategic plan, state strategy assessment process, deployment of capital and execution of the regional office expansion plan. Our Board believes that Mr. Boguski’s significant contributions to the Company and extensive operating experience in the industry qualifies him to serve as our President and Chief Executive Officer and as a member of our Board of Directors.

Paul R. Burke has been a member of our Board since its public offering in June 2006. Prior to that, Mr. Burke served on the Board of Eastern Holdings, Inc., having joined that Board in 2002 concurrent with his firm’s substantial investment in that company. Mr. Burke co-founded, and is a principal of, Northaven Management, Inc. and its affiliates, Northaven Partners, L.P., Northaven Partners II, L.P., Northaven Partners III, L.P., and Northaven Offshore, Ltd (collectively, “Northaven”). Northaven was formed in 1995 to make investments in the equity and equity-linked securities of financial services firms, including banks and thrifts, insurance companies, finance companies, asset managers, securities firms, and the financial services-related portions of the information and payment processing industries. Prior to co-founding Northaven, Mr. Burke was a Vice President in Bankers Trust Company’s Financial Services Group. At Bankers Trust, he was involved in the origination and execution of merger and acquisition, restructuring, and principal transactions for financial services firms. That extensive experience and working knowledge of the highly complex financial services sector made Mr. Burke the ideal member to chair our Audit Committee. He has served as Chairman of the Audit Committee since 2006 and also serves as a member on our Finance/Investment Committee, Nominating/Governance Committee and Acquisition Committee. Mr. Burke earned a B.A. in Economics from Columbia University and an M.B.A. from the Columbia Business School. He serves on the Board of Kinloch Holdings, an insurance brokerage holding company, and Square 1 Financial, a commercial bank focused on the venture capital community. Mr. Burke’s continuing analysis of and participation in the many varied segments of the insurance industry makes him a critical presence on our Board.

Bruce M. Eckert was our Chief Executive Officer from the formation of the Company in June 2006 in connection with the conversion of Educators Mutual Life Insurance Company, or Educators Mutual, from mutual to stock form and merger with Eastern Holding Company until January 1, 2011, at which time Mr. Boguski assumed the role of Chief Executive Officer and Mr. Eckert became our Vice Chairman. Mr. Eckert was Chairman and Chief Executive Officer of Eastern Holding Company from 1997 to 2006 and was the founder of its predecessor company in 1987. In 1983, Mr. Eckert co-founded Employers Alliance, Inc., which is an indirect subsidiary of the Company that handles claims administration and other third-party services. Mr. Eckert has elected to not stand for reelection to the Board when his term expires on the date of the annual meeting.

Ronald (Ron) L. King has been a member of our Board since its public offering in June 2006, and was a member of the Board of Directors of Eastern Life and Health Insurance Company (formerly Educators Mutual) from 2000 until Eastern Life and Health was acquired by Security Life Insurance Company of America in June 2010. Mr. King has had a 50-year career in the commercial and industrial insulation segment of the construction industry and presently serves as a business consultant. Mr. King became Chairman Emeritus of Specialty Products & Insulation Co., a building products distribution company, in 2004. Prior thereto, Mr. King was Chairman, President and Chief Executive Officer of Specialty Products & Insulation Co. from 1993 to 2004. Mr. King has also owned and operated a contracting business, served as a Vice President and General Manager of a large national specialty contractor, and as President of a national accessory manufacturer. He is a past President of the National Insulation Association, the Southwest Insulation Contractors Association, and the World Insulation and Acoustic Congress Organization. He has been honored with the “President’s Award” on three different occasions from two insulation associations. That varied management and operational experience in a business sector, which is a principal focus of the Company’s underwriting strategy, has added immeasurably to the Board’s and management’s understanding of the diverse construction industry. Mr. King serves on the Board’s Nominating/Governance Committee and Audit Committee and our Acquisition Committee and is Chairman of the Compensation/Human Resources Committee. His extensive executive experience with companies of varied size and complexity qualify him to advise on matters of human resources, compensation structure, management training, and succession in his capacity as Chairman of the Compensation/Human Resources Committee.

Robert M. McAlaine has served as Chairman of the Board of Directors since the Company’s initial public offering in June 2006. He also serves as Chairman of our Executive Committee and our Acquisition Committee, and serves as a member of our Finance/Investment Committee and our Compensation Committee. Mr. McAlaine served on the Board of Directors of Educators Mutual from 1985 until its conversion to a stock company in 2006, at which time Educators Mutual was renamed Eastern Life and Health Insurance Company. Mr. McAlaine continued to serve on the Board of Directors of Eastern Life and Health until the sale of the company in June 2010. As a result of his long-standing history with Educators Mutual, Mr. McAlaine was particularly well-suited to oversee the operational and cultural integration of Educators Mutual and Eastern Holding Company, which merged and formed our Company. Until 2006, Mr. McAlaine served as Managing Partner of iNetVenture Partners, a technology consulting firm that he co-founded in 2000. From December 1999 through April 2000, Mr. McAlaine was Managing Director and Shareholder of sn.com. Prior to that, he served as Chairman, Chief Executive Officer, and President of Namico, Inc., a manufacturer of industrial cleaning chemicals, a position he held for more than 18 years. Mr. McAlaine was also a General Partner in Snyder McAlaine Castle Capital

Partnership from 1983 to 1990. He earned his B.A. degree from Williams College. Mr. McAlaine’s substantial executive experience and involvement in start-up ventures contribute to the development of the Company’s management team and strategic planning. That level of experience has also enabled him to be the logical Chairman of our Acquisition Committee. We believe Mr. McAlaine’s prior board experience and his many years of executive, operational and entrepreneurial experience make him valuable as Chairman of our Board.

Scott C. Penwell has been a Board member since our public offering in 2006 and has served as our Corporate Secretary since that time. Mr. Penwell was a founding member of Eastern Holding Company and served as a member of that Board since its inception in 1987. Mr. Penwell was a shareholder in the law firm of Stevens & Lee, P.C. until February 29, 2012. He is currently a partner in the law firm of Rhoads & Sinon LLP and works in that law firm’s Harrisburg, Pennsylvania office. Mr. Penwell is a former Chairman of the Business Law Section of the Pennsylvania Bar Association and the Insurance Law Practice group of TerraLex, and a former member of the Attorney Advisory Committee of the Pennsylvania Securities Commission and the Pennsylvania Corporation Bureau. Mr. Penwell’s extensive knowledge of, participation in, and consulting to the captive insurance industry in both Bermuda and Grand Cayman, qualifies him for membership on our Board. Mr. Penwell serves on the Board’s Finance/Investment Committee and Acquisition Committee. Mr. Penwell currently serves as legal counsel to various organizations which participate in the insurance industry. His extensive associations assist the Board in understanding the captive insurance market. Mr. Penwell received his B.A. in English from Rutgers University, his Masters degree in English from Villanova University, and his J.D. from Temple University School of Law.

W. Lloyd (Skip) Snyder, III has been a Board member of our company since our public offering in June 2006. Mr. Snyder also served as a director of Eastern Life and Health (formerly Educators Mutual) from 2002 until the sale of the company in June 2010. Mr. Snyder is the principal owner of Snyder & Co., an investment banking firm which he formed in 1973, specializing in mergers, acquisitions, financings, valuations, restructurings and divestitures. From 1968 through 1973, Mr. Snyder was employed by Butcher and Sherrerd, a Philadelphia investment firm, in its Corporate Finance Department, and became a Partner in that firm in 1973. In addition, he has served as Chairman of Huff Paper Company since 1977. From 1983 to 1990, Mr. Snyder was a general partner in Snyder, McAlaine and Castle Capital Partnership, a private investment fund, and, from 1987 to 1992, he was a Managing Director of von Seldeneck, Snyder and Company, Inc., an investment advisory firm. Mr. Snyder has also served as a General Partner in numerous limited partnerships, most of which invested in thrift securities. Mr. Snyder’s substantial knowledge of and participation in the financial services sector for the entirety of his professional career adds a broad perspective to the Board’s management of the Company’s business. Mr. Snyder continues to serve on the Audit Committee and Acquisition Committee and is Chairman of our Finance/Investment Committee. Mr. Snyder was a Trustee of The Shipley School from 1987 to 1996 and was Chairman of Shipley’s Board of Trustees from 1989 to 1995. Mr. Snyder was a Trustee of Amherst College from 1989 to 2001. Mr. Snyder was a Trustee of the Eisenhower Fellowships from 1998 to 2011, and in 2010 he became a Trustee of McLean Hospital. His service to those institutions and their endowments has additionally qualified him to oversee the Company’s investments and its investment policy and third party advisors in his capacity as Chairman of the Finance/Investment Committee Chairman. Mr. Snyder graduated from Amherst College in 1966 and Harvard Graduate School of Business Administration in 1968.

Charles (Hall) Vetterlein, Jr. has been a member of the Board since our public offering in June 2006 and was a member of the Board of Eastern Life and Heath (formerly Educators Mutual) from 2002 until the sale of the company in June 2010. Mr. Vetterlein has served as Managing Partner of the Philadelphia office of Willis North America, the third largest insurance brokerage firm in the world, since 2008. Prior to that, Mr. Vetterlein was President of the Philadelphia office of Hilb, Rogal and Hobbs, an insurance brokerage firm, from 1996 until it merged with the Willis Group in October 2008. Previously, Mr. Vetterlein worked for American Phoenix Corporation (a subsidiary of the Phoenix Companies) from 1986 to 1999, and was President of American Phoenix’s Philadelphia office from 1996 to 1999. Mr. Vetterlein also serves on the board of The Academy of Insurance and Risk Management at St. Joseph’s University School of Business. Mr. Vetterlein represents a critical sector in the insurance industry. He therefore brings a necessary perspective to our Company’s management of insurance agency representation, compensation, marketing and distribution, and product development. Mr. Vetterlein serves on our Compensation/Human Resources Committee and Nominating/Governance Committee. His broad view of the casualty insurance marketplace continues to qualify him for service on our Board. Mr. Vetterlein received a B.S. in Economics from Washington and Lee University.

Executive Officers

The name, age, position, and business experience for at least the last five years of our executive officers who are not also serving as a director is set forth below.

Kevin M. Shook, 44, is the Executive Vice President, Treasurer and Chief Financial Officer of EIHI and its subsidiaries, and has been with the Company since 2001. Mr. Shook is a certified public accountant and has 21 years of insurance industry experience, including 10 years with PricewaterhouseCoopers LLP in Philadelphia where he worked with insurance and reinsurance companies in the eastern United States and Bermuda.

Robert A. Gilpin, 45, is the Senior Vice President of Field Operations and Marketing for Eastern Alliance Insurance Group and has been with the Company for 12 years. Mr. Gilpin has 20 years of insurance industry experience, including positions with the PMA Group and CIGNA.

Suzanne M. Emmet, 51, CPCU, ARe, is the Senior Vice President of Claims and Corporate Compliance for Eastern Alliance Insurance Group and has been with the Company for 13 years. Ms. Emmet has 21 years of experience in claims management, including a prior position as Branch Claims manager with the PMA Group in Lemoyne, PA.

Harry Talbert, 49, is the Chief Information Officer of EIHI and its subsidiaries, and has been with the Company for 12 years. Prior to joining the Company in June 2000, Mr. Talbert worked for EDS for 14 years, where he was responsible for numerous insurance projects.

THE COMPENSATION/HUMAN RESOURCES COMMITTEE

Committee Members and Independence

Ronald L. King, Robert M. McAlaine and Charles H. Vetterlein, Jr. are the members of the Compensation/Human Resources Committee. Mr. King is the Committee chair. Each member of the Compensation/Human Resources Committee qualifies as an independent director under the regulations of The Nasdaq Stock Market and our standards of Board independence.

Authority and Responsibilities of Compensation/Human Resources Committee

The Compensation/Human Resources Committee operates under a written charter adopted by the Board. A copy of the charter is available online on our website at www.eihi.com under “Investor Relations.” The authority and responsibilities of the Committee are:

•	to adopt and review an executive compensation philosophy that reflects our mission, vision, values, and long-term strategic objectives;

•	to administer our executive compensation programs in a manner that furthers our strategic goals and serves the interests of our shareholders;

•	to establish compensation-related performance objectives for executive officers that support our strategic goals;

•	to evaluate the job performance of the Chief Executive Officer in light of our goals and objectives;

•

to periodically review and report to the Board on the Company’s management succession planning, including policies for the selection and succession of senior executive officers in the event of their incapacitation, retirement or removal, and evaluations of, and development plans for, any potential successors to such executives;

•

to determine the total compensation levels of senior management (currently fourteen managers) and to allocate total compensation among the various components pursuant to the executive compensation philosophy;

•	to administer our equity compensation and other incentive compensation plans;

•	to make recommendations to the Board regarding equity-based and incentive compensation plans;

•	to recommend to the Board the compensation arrangements with respect to our non-employee directors; and

•	to annually review the Compensation Discussion & Analysis section included in our proxy statement.

Compensation/Human Resources Committee Process

The Compensation/Human Resources Committee meets as often as necessary, and at least once annually in an executive session without management present, to perform its duties and responsibilities. The Committee met three times in 2012. Mr. King works with the Chief Executive Officer and Chief Financial Officer to establish each meeting agenda.

The Committee receives and reviews materials in advance of each meeting. The material includes information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested. Depending on the agenda for a specific meeting, the materials may include:

•	training and development reports;

•	succession planning;

•	organizational charts/organizational structure;

•	financial reports on year to date performance versus budget and comparison to prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on our strategic objectives and budget for future periods;

•	reports on both current and past performance versus a peer group of companies;

•	information with respect to equity compensation awards;

•	estimated value of equity awards;

•	peer and/or industry data to compare base salary, bonus, stock-based compensation and other compensation;

•

tally sheets setting forth the total compensation of the named officers, which includes base salary, cash incentives, equity awards, perquisites, and other compensation as well as amounts payable to the executives upon voluntary or involuntary termination, or following a change in control;

•	total compensation history for each employee reviewed by the Committee, including base salary, bonus, stock-based compensation and other compensation history; and

•	proposed proxy statement or other shareholder disclosure, including Compensation Discussion and Analysis.

Management’s Role in the Compensation Process

Management plays an important role in the compensation process. The most significant aspects of management’s role are:

•	establishing business performance targets and objectives;

•	evaluating employee performance; and

•	recommending salary levels and equity and incentive awards.

We expect our Chief Executive Officer and Chief Financial Officer to participate in Committee meetings, and, if the Committee requests, to provide:

•	background information regarding our strategic goals;

•	evaluation of the performance of our senior executive officers; and

•	compensation recommendations for our senior executive officers (other than the Chief Executive Officer).

Committee Advisors

The Committee may periodically retain a compensation consultant to assist in its determination of competitive levels for base salary, short-term (annual) and long-term incentives, peer group adequacy and executive benefits and perquisites. The Company did not retain a compensation consultant in 2012.

Annual Evaluation

The Compensation/Human Resources Committee meets in February of each year to evaluate the performance of our named executive officers to determine their annual incentive bonuses for the prior fiscal year, if any, and to establish their annual performance objectives for the current fiscal year, as well as to review and set base salaries. Other senior officer evaluations are performed on the anniversary date of employment. Incentive bonuses, if approved, are paid in March.

Performance Objectives

The Compensation/Human Resources Committee’s process begins with establishing corporate performance objectives for senior executive officers in the first quarter of each fiscal year. The Committee engages in an active dialogue with the Chief Executive Officer, Chief Financial Officer and other senior executive officers concerning strategic objectives and performance targets. The Committee will consider performance of the Company against budget, including specifically net income, earnings per share and return on equity. The Committee will review the appropriateness of the financial measures used in our incentive plans and the degree of difficulty in achieving specific performance targets.

Targeted Compensation Levels

Together with the performance objectives, the Compensation/Human Resources Committee will establish targeted total compensation levels for each of the named executive officers. In making its determination, the Committee will be guided by the compensation philosophy described below in the Compensation Discussion and Analysis. The Committee also will consider historical compensation levels, competitive pay practices at our peer companies, and the relative compensation levels among our senior executive officers as a group. We also will consider industry conditions, corporate performance compared to peer companies, corporate performance compared to budget, and the overall effectiveness of our compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Committee also will determine the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses for achievement of specific performance objectives and equity-based compensation whose value is dependent upon long-term appreciation in the price of our common stock.

Committee Effectiveness

The charter of the Compensation/Human Resources Committee provides that we review, on an annual basis, our performance and the effectiveness of our compensation program in obtaining desired results.

Reasonableness of Compensation

After considering all the components of the compensation paid to the senior executive officers, the Compensation/Human Resources Committee has determined that the compensation paid to senior executive officers is reasonable and not excessive.

Compensation Risk Considerations

In 2012, the Compensation/Human Resources Committee conducted a risk assessment with respect to our compensation programs, concluding that our programs do not encourage inappropriate risk-taking by our employees or executives that would be reasonably likely to have a material adverse effect on the company.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

We have designed our executive compensation program with the fundamental objective of supporting our core values and strategic mission and vision. The basis of our compensation philosophy is to align the interests of management with those of our shareholders. The following principles influence and guide the Compensation/Human Resources Committee’s compensation decisions:

•

The Compensation/Human Resources Committee examines our business plan and strategic objectives in order to ensure that its compensation decisions attract and retain leaders and reward them for achieving our strategic objectives.

•	At the core of our compensation philosophy is our belief that we should link pay directly to performance. This philosophy guides our compensation related decisions.

•	A portion of executive officer compensation is contingent and variable on achievement of corporate and/or individual performance objectives.

•	Our equity compensation plans do not permit discounted stock options, reload stock options, and re-pricing of stock options.

•	The Compensation/Human Resources Committee believes that compensation should generally increase with position and responsibility.

•	Total compensation is higher for individuals with greater responsibility and greater ability to influence our achievement of targeted results and strategic initiatives.

•	As position and responsibility increases, a greater portion of the executive officer’s total compensation becomes performance-based and contingent on the achievement of performance objectives.

•

Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term appreciation in the value of our common stock.

Business Context

We are committed to maximizing shareholder value by aggressively building our business lines and units through an entrepreneurial customer-focused strategy. The success of this strategy depends on a highly skilled executive team of unquestioned integrity committed to delivering creative solutions for driving increased market share and customer loyalty.

As a result, we have adopted guiding compensation principles that will directly align the interests of executives with shareholders in accomplishing these objectives. These guiding principles are as follows:

•	Attracting and retaining quality executive leadership;

•	Ensuring the alignment of the interests of executives and shareholders;

•	Motivating executives through competitive total compensation opportunities based on job scope and sustained individual and company performance; and

•	Using equity compensation as our long-term compensation component.

Compensation Targets

We believe that information regarding pay practices at peer companies is useful in two respects. First, we recognize that our compensation practices must be competitive if we are to attract and retain quality executives. Second, this information is one of the many factors that we consider in assessing the reasonableness of our compensation package. Accordingly, we review compensation levels for our named executive officers against compensation levels at the companies in a peer group that the Committee has identified.

We review executive compensation opportunities on peer group information to determine competitive levels for base salary, short-term (annual) and long-term incentives, and executive benefits and perquisites. We review actual compensation on competitive pay levels as well as individual positions in the executive group. We do not use formulas to allocate compensation between long and short-term compensation or between equity and non-equity awards, rather we target all compensation components, base salary, annual and long-term incentives (including equity awards), benefits, and perquisites, at median market levels compared to our peer group, with the variable components having significant upside potential and downside risk to reinforce pay for performance. We use the same peer group to assess business performance. The peer group will change over time as needed, adding and replacing companies to reflect our asset size and competitive market for executive talent. Set forth below was our peer group as of December 31, 2012:

•	21st Century Holding Company

•	American Safety Insurance Holdings, Ltd.

•	Amerisafe, Inc.

•	AmTrust Financial Services, Inc.

•	Atlantic American Corp.

•	Baldwin & Lyons, Inc.

•	Donegal Group, Inc.

•	EMC Insurance Group, Inc.

•	Employers Holdings, Inc.

•	Hallmark Financial Services Inc.

•	Hilltop Holdings

•	Meadowbrook Insurance Group

•	National Interstate Corp.

•	SeaBright Insurance Holdings, Inc.

•	The National Security Group, Inc.

For 2012, compensation paid to our named executive officers consisted of base salary, short-term cash incentives, stock options and restricted stock awards. Executive officers are also eligible for participation in company-wide benefits plans, including our employee stock ownership plan. We provide certain executive officers with automobile allowances, including the use of a Company paid gas card. One of the executive officers receives a club membership at a club that does not accept corporate members, and which the executive uses primarily for business purposes. There are no other material perquisites. Incentive awards are directly related to both corporate and individual performance. Market data, individual performance, retention needs, and internal pay equity have been the primary factors considered in decisions to increase or decrease compensation.

Furthermore, together with the performance objectives, the Compensation/Human Resources Committee will establish targeted total compensation levels for each of the senior executive officers. In making its determination, the Compensation/Human Resources Committee will be guided by the compensation philosophy described in this Compensation Discussion and Analysis. The Compensation/Human Resources Committee also will consider historical compensation levels, competitive pay practices at our peer companies, the size of the companies in the peer group and the relative compensation levels among our senior executive officers as a group. We also will consider industry conditions, corporate performance compared to peer companies, and the overall effectiveness of our compensation program in achieving desired performance levels.

As targeted total compensation levels are determined, the Compensation/Human Resources Committee also determines the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses for achievement of specific performance objectives and equity-based compensation whose value is dependent upon long-term appreciation in the price of our common stock.

Base Salaries

Base salary is a critical element of executive compensation because it provides our executive officers with a base level of bi-weekly income. In determining the base salaries of senior executive officers, the Compensation/Human Resources Committee considers the following criteria:

•	the overall job scope and responsibilities;

•	the executive’s qualifications, including education and experience level;

•	individual performance of duties and responsibilities as set forth in the executive’s employment agreement;

•	the executive’s past performance;

•	competitive salary practices at peer companies;

•	internal pay equity; and

•	the tax deductibility of base salary.

Except for the individual and company performance objectives established annually under the Management Annual Incentive Plan, neither the Board of Directors nor the Compensation/Human Resources Committee have set forth any additional specific goals or objectives for the named executive officers.

We annually review the base salaries for our named executive officers to assess the above criteria and determine any necessary adjustments. We generally adjust the base salaries in March of each year. Periodic increases also may occur if warranted due to significant increases in job scope and responsibility.

Management Annual Incentive Plan

The purposes of the Management Annual Incentive Plan (the “Management Incentive Plan”) are to (i) motivate and reward management for positive performance on an annual basis, (ii) provide a form of variable compensation to management which is directly linked to their individual and collective performance, and (iii) emphasize the growth and profitability of the Company.

Participation in the plan is recommended at the beginning of each plan year by the Chief Executive Officer and approved by the Compensation/Human Resources Committee and Board of Directors. To participate, an individual must be a regular employee of the Company in a senior management position and under the review of the Compensation/Human Resources Committee, unless otherwise approved by the Compensation/Human Resources Committee. The Chief Executive Officer’s participation is approved annually by the committee and subsequently by the Board of Directors.

A participant’s eligibility ceases at termination of employment (other than retirement, death, or disability), and the executive will not receive any awards under the Management Incentive Plan for the year of termination. Termination as a result of retirement, death or disability with a minimum of six months of service during the year of occurrence will result in pro-rated awards under the Management Incentive Plan.

The Management Incentive Plan is based upon annual company financial performance factors, which may change from year to year, and each factor has quantifiable objectives consisting of threshold, target, and optimum goals. Additionally, a portion of each participant’s award is based on individual performance objectives, determined by management, subject to approval of the Compensation/Human Resources Committee, at the beginning of each year. Such individual performance factors are based on both qualitative and quantitative measures.

Awards under the Management Incentive Plan are calculated by comparing actual performance to the established performance factors at year-end. Company performance below threshold will result in no award under the Management Incentive Plan for the company portion of the award. Awards for individual performance may still be paid, with Compensation/Human Resources Committee approval, at a reduced level and according to each participant’s individual performance.

Once established, performance factors remain in place for the respective fiscal year. Participation, performance factors, thresholds, targets, and any other participation features are established each plan year and may change from year to year according to the strategic objectives of the Company.

For 2012, the Board established six categories of senior management employees based on their respective levels of responsibility. The company performance measures and the threshold, target and optimum amounts were the same for each category of employee. The percentage of base pay awarded as a result of achieving company performance measures and individual goals varied among categories as follows:

Category of Employee	Percentage of Potential Actual Award	Percentage of Base Pay
Category 1	Company Goal Award—90% Individual Goal Award—10%	Threshold—12% Target—30% Optimum—42%

Category 2	Company Goal Award—90% Individual Goal Award—10%	Threshold—9% Target—22% Optimum—36%

Category 3	Company Goal Award—80% Individual Goal Award—20%	Threshold—4% Target—14% Optimum—22%

Category 4	Company Goal Award—70% Individual Goal Award—30%	Threshold—3% Target—8% Optimum—12%

Category 5	Company Goal Award—60% Individual Goal Award—40%	Threshold—2% Target—5% Optimum—7%

Category 6	Company Goal Award—50% Individual Goal Award—50%	Threshold—1% Target—3% Optimum—5%

Michael L. Boguski was classified as a Category 1 employee, Kevin M. Shook was classified as a Category 2 employee, and Robert A. Gilpin, Suzanne M. Emmet, and Harry Talbert were classified as Category 3 employees.

Separate threshold, target, and optimum goals were established for net income, return on average equity, and earnings per share achieved by the Company during 2012, with each accounting for a specified percentage of the total award based on meeting company performance goals. In addition, a specified percentage of the total award was based on the employee achieving objectives based on individual goals designed to advance the Company’s strategic plan, with performance measured against the number, timeliness and quality of goals achieved by the Company. Awards based on performance in excess of the optimum level are prorated, subject to certain limitations.

The Company’s actual net income, actual return on average equity and actual diluted earnings per share were adjusted to exclude the impact of an after-tax realized loss of $416,650 on the commutation of a 10% interest in a segregated portfolio cell with an unaffiliated primary carrier that wrote insurance coverage for sprinkler contractors, known as “SprinklerPro.”

	As Reported	“SprinklerPro” Adjustment	As Adjusted
Net Income	$10,351,000	$416,650	$10,767,650
Return on Average Equity	7.8%	0.4%	8.2%
Diluted Earnings Per Share	$1.35	$0.05	$1.40

The threshold, target and optimum levels and the Company’s adjusted net income, return on average equity, and earnings per share are set forth in the table below. The Company’s adjusted net income, return on average equity and earnings per share were between the target and optimum levels. The Compensation/Human Resources Committee determined the portion of the bonus of each employee participating in the Management Incentive Plan that was based on the Company’s performance against its goals by multiplying the employee’s base salary by the applicable percentages for that employee. As noted above, because the Company achieved each of its performance goals between the target and optimum levels, the Compensation/Human Resources Committee prorated the awards accordingly.

	Threshold	Target	Optimum	As Adjusted
Net Income	$6,919,100	$8,642,600	$11,235,400	$10,767,650
Return on Average Equity	5.5%	6.9%	9.0%	8.2%
Diluted Earnings Per Share	$0.94	$1.17	$1.52	$1.40

Individual goals for each of the employees participating in the Management Incentive Plan were based on that employee’s functional responsibilities within the Company and included numerous factors, both quantitative and qualitative in nature, designed to advance the Company’s strategic plan. As described above, for Mr. Boguski and Mr. Shook ten percent of their individual awards were based upon their performance in achieving those goals. For Mr. Gilpin, Ms. Emmet and Mr. Talbert, twenty percent of their individual awards were based on those goals. Based on evaluations of the participating employee’s achievements during the year in satisfying the individual goals assigned to that employee, the Compensation/Human Resources Committee determined whether the employee’s achievements met the minimum performance level or the expected performance level or whether such achievements exceeded the expected performance by such employee.

Based on these factors and individual goal awards, we approved the following bonuses: $183,432 for Mr. Boguski; $125,338 for Mr. Shook; $56,432 for Mr. Gilpin; $52,360 for Ms. Emmet; and $44,951 for Mr. Talbert.

Long-Term Incentive Compensation

We believe in maintaining a strong correlation between shareholders’ long-term interests and objectives for executives. This correlation is strengthened by using equity-based compensation through programs that are easily understood and incorporate long-term business growth strategies.

We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to our executive officers with gains realized by shareholders. We have elected to use stock options and restricted stock as the primary equity compensation vehicles. We award all options and restricted stock pursuant to the 2006 Stock Incentive Plan, which we refer to as the 2006 Plan and describe in detail under “Equity Compensation Plan.” Under the 2006 Plan, we may grant both incentive stock options and nonqualified stock options.

We use stock options as a long-term incentive vehicle because, among other things:

•

we believe that stock options align the interests of executives with those of the shareholders, support a pay for performance culture, facilitate executive stock ownership and focus the executive management team on increasing value for our shareholders;

•

stock options are performance-based. All the value received by the recipient from exercising a stock option is based upon the increase in the value of a share of our common stock above the option exercise price;

•	stock options help to provide a balance to the overall compensation program; and

•	the vesting period encourages executive retention and, we believe, the preservation of shareholder value.

All stock options include the following features:

•	the term of grants do not exceed 10 years (in the case of incentive stock options) and 10 years and one month (in the case of non-qualified stock options);

•	the grant price is not less than the closing price of a share of our common stock on the date of grant;

•	grants do not include “re-load provisions”; and

•	re-pricing of options is prohibited.

We also use restricted stock as a long-term incentive vehicle because, among other things:

•	restricted stock provides an equally motivating form of incentive compensation as stock options; and

•	awarding restricted stock permits us to use fewer shares than options to deliver the same potential value to the executive, which reduces the potential dilution to our shareholders.

In determining the number of options and shares of restricted stock that we grant to our executive officers as long-term incentive compensation, the Compensation/Human Resources Committee takes into account the individual’s position, scope of responsibility, and the level of award in relation to other elements of the executive’s total compensation.

On February 24, 2012 and May 18, 2012, the Company granted stock options and awards of restricted stock under the 2006 Plan to the named executive officers as set forth in the table captioned “Grants of Plan-Based Awards — 2012” on page 30.

Equity Awards

Value of Equity Awards

All equity awards to our employees, including the named executive officers, are reflected in our consolidated financial statements, based on applicable accounting guidance, at fair market value on the grant date in accordance with FASB ASC Topic 718.

Timing of Stock Option Grants

Subject to certain exceptions described below, we plan the dates of our equity awards, including stock options, well in advance of any actual grant. Except in highly unusual circumstances, we do not grant stock options to executive officers at other dates. The grant date of stock options is established when the Compensation/Human Resources Committee approves the grant and all key terms have been determined. Under the terms of the 2006 Plan, the exercise price of each of our stock option grants is the closing price of our common stock on the grant date. In general, the Compensation/Human Resources Committee intends to review and approve all equity awards in February of each year. Grant dates will be set at least 48 hours after any earnings announcement.

Internal Pay Equity

We believe that internal pay equity is an important factor to be considered in establishing compensation for executive officers. We have not established a formal policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other executive officers, but we review compensation levels to ensure that appropriate equity exists.

The Tax Deductibility of Compensation Should Be Maximized Where Appropriate

We generally seek to maximize deductibility for tax purposes of all elements of compensation. The Compensation/Human Resources Committee reviews compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code, and may revise compensation plans from time to time to maximize deductibility. The Committee may, however, approve compensation that does not qualify for deductibility when the Committee deems it to be in our best interest.

COMPENSATION/HUMAN RESOURCES COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based upon our review and discussion with management, we have recommended to the Board that the Compensation and Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Submitted by:

THE COMPENSATION/HUMAN RESOURCES COMMITTEE

Ronald L. King, Chairman

Robert M. McAlaine

Charles Vetterlein, Jr.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation/Human Resources Committee Report shall not be incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($) (1)		BONUS ($) (2)		STOCK AWARDS ($) (3)	OPTION AWARDS ($) (4)		NON- EQUITY INCENTIVE PLAN COMPEN- SATION ($)		CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPEN- SATION EARNINGS ($)		ALL OTHER COMPEN- SATION ($) (5)		TOTAL ($)
Michael L. Boguski President and Chief Executive Officer	2012 2011 2010	$ $ $	418,300 406,100 381,100	$	— — 100,000	$283,385 — —	$ $	80,000 — 403,200	$ $ $	183,432 199,338 0	$ $ $	0 0 0	$ $ $	59,611 58,858 51,250	$ $ $	1,024,728 664,296 935,550
Kevin M. Shook Executive Vice President and Chief Financial Officer	2012 2011 2010	$ $ $	327,500 318,850 303,850	$	— — 75,000	$254,255 — —	$ $	72,000 — 302,400	$ $ $	125,338 135,974 0	$ $	0 0	$ $ $	49,525 47,828 42,853	$ $ $	828,618 502,652 714,103
Robert A. Gilpin Senior Vice President of Marketing and Field Operations (EAIG)	2012 2011 2010	$ $ $	222,500 215,000 205,000	$	— — 35,000	$245,650 — —	$ $	84,000 — 75,600	$ $ $	56,432 62,675 0	$ $ $	0 0 0	$ $ $	44,126 42,700 39,806	$ $ $	652,708 320,375 355,406
Suzanne M. Emmet Senior Vice President of Claims and Corporate Compliance (EAIG)	2012 2011 2010	$ $ $	208,500 202,500 195,000	$	— — 30,000	$216,750 — —	$ $	72,000 — 75,600	$ $ $	52,360 58,173 0	$ $ $	0 0 0	$ $ $	43,284 35,583 26,338	$ $ $	592,894 336,183 242,684
Harry Talbert Chief Information Officer	2012		$175,500		—	$144,500		$60,000		$44,951		$0		$30,095		$455,046

(1)	“Salary” is the actual base pay compensation paid through December 31, 2012. As of December 31, 2012, the named executive officers’ annual base salaries were as follows:

Michael L. Boguski	$418,300
Kevin M. Shook	$327,850
Robert A. Gilpin	$222,500
Suzanne M. Emmet	$208,500
Harry Talbert	$175,500

On February 7, 2013, we set the annual base salaries of the named executive officers for 2013 as follows:

Michael L. Boguski	$430,850
Kevin M. Shook	$334,400
Robert A. Gilpin	$229,620
Suzanne M. Emmet	$213,100
Harry Talbert	$180,765

(2)	The bonus awards were earned in the year indicated and were paid in the following year.
(3)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(4)	The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to our 2006 Stock Incentive Plan (which is more fully described under the caption “Our Compensation Plans”). This method of reporting using the aggregate grant date fair value differs from the method used in 2010 and prior years of reporting the amount recognized each year for financial statement reporting purposes.

(5)	Includes the following payments that we paid to or on behalf of the named executive officers:

Name	Year	Car Allowance Or Personal Use Of Company Car ($) (1)		Club Membership ($)		Contribution To 401(k) Plan and ESOP ($) (2)		Total ($)
Michael L. Boguski	2012 2011 2010	$ $ $	14,240 14,520 12,852	$ $ $	9,815 6,668 6,435	$ $ $	35,556 37,670 31,963	$ $ $	59,611 58,858 51,250
Kevin M. Shook	2012 2011 2010	$ $ $	15,038 13,346 12,912	$ $ $	0 0 0	$ $ $	34,487 34,482 29,941	$ $ $	49,525 47,828 42,853
Robert A. Gilpin	2012 2011 2010	$ $ $	10,200 10,200 10,200	$ $ $	0 0 0	$ $ $	33,926 32,500 29,606	$ $ $	44,126 42,700 39,806
Suzanne M. Emmet	2012 2011 2010	$ $ $	9,000 9,000 9,000	$ $ $	0 0 0	$ $ $	34,284 30,270 26,583	$ $ $	43,284 39,270 35,583
Harry Talbert	2012		$0		$0		$30,095		$30,095

(1)	Includes gas card. The value that we attribute to the personal use of automobiles (calculated in accordance with Internal Revenue Service guidelines) are included as compensation on the W-2 forms of the named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount. We determined the aggregate incremental cost of any personal use of cars in accordance with the requirements of the U.S. Treasury Regulation § 1.61-21.
(2)	The value of the Company’s contribution for each named executive officer equaling (a) the Company’s matching contribution to the Eastern Insurance Holdings, Inc. 401(k) Plan and (b) the number of shares allocated to the officer’s ESOP account for 2012 multiplied by $17.08, the closing price of the Company’s common stock on December 31, 2012. The Company’s contribution to the ESOP vests ratably over six years, and employees are immediately vested in the Company’s matching contribution under the 401(k) Plan.

Grants of Plan Based Awards—2012

Name	Grant Date (2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael L. Boguski		$54,380	$138,040	$196,600	—	—	—
	2/24/12							12,500			$180,625
	2/24/12								20,000	$14.45	$80,000
	5/18/12							7,000			$102,760
Kevin M. Shook		$32,785	$81,960	$134,420	—	—	—
	2/24/12							11,500			$166,175
	2/24/12								18,000	$14.45	$72,000
	5/18/12							6,000			$88,080
Robert A. Gilpin		$13,350	$40,050	$62,300	—	—	—
	2/24/12							17,000			$245,650
	2/24/12								21,000	$14.45	$84,000
Suzanne M. Emmet		$12,510	$37,530	$58,830	—	—	—
	2/24/12							15,000			$216,750
	2/24/12								18,000	$14.45	$72,000

Harry Talbert		$10,539	$31,590	$49,140	—	—	—
	2/24/12							10,000			$144,500
	2/14/12								15,000	$14.45	$60,000

(1)	Awards based on performance in excess of the optimum level are prorated, subject to certain limitations, as describe under “Management Annual Incentive Plan” herein.
(2)	On February 24, 2012, and May 18, 2012, the Compensation/Human Resources Committee awarded long-term incentive compensation under the 2006 Stock Incentive Plan, in the form of nonqualified stock options and restricted stock awards, to certain executive officers. Each award vests ratably over a five-year period on the anniversary of the date of grant.
(3)	Computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End—2012

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (3) (#)	Market Value of Shares or Units of Stock That Have Not Vested (4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael L. Boguski	4,000	16,000		$14.45	2/24/22
	82,412	—	N/A	$14.35	1/3/17	17,000	$290,360	N/A	N/A
	32,000	48,000		$10.33	8/22/20

Kevin M. Shook	3,600	14,400		$14.45	2/24/22
	58,866	—	N/A	$14.35	1/3/17	15,200	$259,616	N/A	N/A
	24,000	36,000		$10.33	8/22/20

Robert A. Gilpin	4,200	16,800		$14.45	2/24/22
	35,319	—	N/A	$14.35	1/3/17	13,600	$232,288	N/A	N/A
	6,000	9,000		$10.33	8/22/20

Suzanne M. Emmet	3,600	14,400		$14.45	2/24/22
	27,471	—	N/A	$14.35	1/3/17	12,000	$204,960	N/A	N/A
	6,000	9,000		$10.33	8/22/20

Harry Talbert	3,000	12,000		$14.45	2/24/22
	19,622	—	N/A	$14.35	1/13/17	8,000	$136,640	N/A	N/A
	4,000	6,000		$10.33	8/22/20

(1)	Options vest at a rate of 20% per year over 5 years.
(2)	EIHI does not have an equity incentive plan.
(3)	All shares of restricted stock reported in this table were granted on February 24, 2012 or May 18, 2012, and vest at a rate of 20% per year over 5 years.
(4)	The market value is equal to the number of shares of restricted stock multiplied by $17.08, the closing price of the Company’s common stock on December 31, 2012.

Option Exercises and Stock Vested—2012

	Option Award		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
Michael L. Boguski	N/A	N/A	10,349	$153,299
Kevin M. Shook	N/A	N/A	7,323	$110,811
Robert A. Gilpin	N/A	N/A	5,918	$96,333
Suzanne M. Emmett	N/A	N/A	4,884	$80,355
Harry Talbert	N/A	N/A	3,570	$57,888

(1)	Determined on the basis of the number of shares vested multiplied by the closing price of the Company’s common stock on the applicable vesting date.

OUR COMPENSATION PLANS

2011 Plan-Based Awards

Short-Term Incentive Compensation

Our executive officers received the following bonuses for the fiscal year ended December 31, 2012, which were paid on March 1, 2013.

Name	Year-End Bonus
Michael L. Boguski	$183,432
Kevin M. Shook	$125,338
Robert A. Gilpin	$56,432
Suzanne M. Emmet	$52,360
Harry Talbert	$44,951

Our executive officers received the following bonuses for the fiscal year ended December 31, 2011, which were paid on March 2, 2012.

Name	Year-End Bonus
Michael L. Boguski	$199,338
Kevin M. Shook	$135,974
Robert A. Gilpin	$62,675
Suzanne M. Emmet	$58,173
Harry Talbert	$48,650

Long-Term Incentive Compensation

We do not have any cash-based, long-term incentive compensation plan. The only long-term incentive compensation that we offer is stock based compensation under our 2006 Stock Incentive Plan.

Equity Compensation Plan

On December 18, 2006, our shareholders approved the Eastern Insurance Holdings, Inc. 2006 Stock Incentive Plan, which we refer to as the “2006 Plan.” We designed the 2006 Plan in accordance with our strong belief that we will continue to have a performance-oriented culture and will create greater shareholder value if director and key employee stock ownership levels are increased at all levels.

The 2006 Plan authorizes the Compensation/Human Resources Committee to award employees and directors incentive stock options and nonqualified stock options to purchase shares of our common stock at the fair market value per share as of the date the option is granted. The 2006 Plan also authorizes the award of shares of restricted stock to employees and directors.

Subject to certain limits set forth in the 2006 Plan, the Compensation/Human Resources Committee has the discretionary authority to determine the size of an award and any vesting or performance-based requirements. Awards under the 2006 Plan generally will not become 100% vested until after the participant has completed at least five years of employment or service with us or one of our subsidiaries. The Compensation/Human Resources Committee, at the time of award, may provide for a later date or dates in which an award will become 100% vested, including a date that may be tied to the satisfaction of one or more performance goals.

The 2006 Plan provides for acceleration of vesting in certain circumstances, including a change in control of EIHI. In addition, the 2006 Plan provides that, upon a participant’s termination of employment, the Compensation/Human Resources Committee may, in circumstances in which it deems it appropriate, exercise its discretion to accelerate vesting of outstanding stock option grants and restricted stock awards and extend the exercise period for vested options.

DESCRIPTION OF EMPLOYMENT AGREEMENTS

Michael L. Boguski, Kevin M. Shook, Robert A. Gilpin, and Suzanne M. Emmet are parties to employment agreements with the Company. The employment agreements specify the executive’s position and duties, term of employment, compensation, benefits, and termination rights. On December 17, 2008, these employment agreements were amended to comply with Section 409A of the Internal Revenue Code, and the final regulations issued thereunder. On August 23, 2010, Messrs. Eckert and Boguski entered into amendments to their respective employment agreements which provided that, effective January 1, 2011, Bruce M. Eckert assumed the role of Vice Chairman of the Company and Mr. Boguski assumed the position of President and Chief Executive Officer of the Company.

Michael L. Boguski

As noted above, Mr. Boguski entered into a second amendment to his employment agreement on August 23, 2010, that provided for Mr. Boguski to become the President and Chief Executive Officer of the Company. The agreement provides an initial base salary, which, if increased by action of the Board, becomes the new base salary provided thereafter by the agreement. In addition, the agreement provides, among other things, a right to participate in any bonus plan, stock option and other equity compensation plans approved by the Board. Mr. Boguski is also entitled to participate in any of the Company’s other employee benefit plans. In addition, Mr. Boguski is entitled to vacation days and an automobile allowance.

Mr. Boguski’s agreement has an initial term of 3 years and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Boguski’s 62nd birthday; Mr. Boguski’s agreement provides that if we terminate his employment without “cause” (upon thirty (30) days’ notice) or if he terminates his employment for “good reason” (by written notice within 90 days after the occurrence of the event constituting “good reason” and our failure to cure the same within 30 days thereafter) he is entitled to severance benefits under the agreement. Unless the termination of Mr. Boguski’s employment occurs after a “change of control” (as described in Section 280G(b)(2)(A)(i) of the Internal Revenue Code or as declared by the Board), in the event that Mr. Boguski is gainfully employed during the third twelve-month period following his termination, any compensation paid to Mr. Boguski during such twelve-month period by his employer will reduce the amounts payable to Mr. Boguski under the agreement on a dollar-for-dollar basis.

In addition, if Mr. Boguski’s employment terminates by reason of his “disability,” he will be entitled to continuation of his base annual salary, less amounts payable under any of the Company’s disability plans, until the earliest of:

•	his return to employment;

•	his attainment of age 65; or

•	his death.

•

The term “disability” means Mr. Boguski’s incapacitation by accident, sickness or otherwise rendering Mr. Boguski mentally or physically incapable of performing all of the essential functions of his job for a period of 6 months.

The term “cause” means any of the following:

•

his conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of the executive for a period of 10 consecutive days or more;

•

his willful refusal to follow the good faith instructions of the Board, with respect to the Company’s operations, and the failure to cure such refusal within 10 days after written notice is given, unless it is apparent under the circumstances that the executive is unable to cure such refusal within such period (in which case termination shall be immediate);

•

his intentional violation of the provisions of the employment agreement, after written notice is given to him by the Board, and the failure to cure such violation within 10 days of such written notice, unless it is apparent under the circumstances that he is unable to cure such violation within such period (in which case termination shall be immediate);

•	material dishonesty by him in the performance of his duties; or

•	his intentional and material violation of any of our written policies that has a material and adverse effect on the Company.

The term “good reason” includes:

•

any reduction in his title or a material adverse change in his responsibilities or authority which are inconsistent with, or the assignment of duties and responsibilities inconsistent with, Mr. Boguski’s position and duties as President and Chief Executive Officer, all of which results in a material negative change to Mr. Boguski in the employment relationship;

•	a material reduction in Mr. Boguski’s salary, except for a reduction in salary for all of the Company’s similarly situated executives;

•	a reassignment requiring Mr. Boguski to move his principal residence more than 100 miles from the Company’s principal executive offices in Lancaster, Pennsylvania;

•

the failure to provide Mr. Boguski with the benefits provided under the agreement or any material reduction in such benefits, unless such failure or reduction applies to all similarly situated plan participants;

•	the Company giving notice of non-extension of the agreement to Mr. Boguski, which results in a material negative change to Mr. Boguski in the employment relationship; or

•	a material breach of the agreement by the Company.

If any termination of Mr. Boguski’s employment occurs without “cause” or for “good reason”, we will pay Mr. Boguski (in 36 equal monthly installments) an amount totaling 3 times the sum of:

•	his highest annual base salary under the agreement, and

•	the average of his annual bonuses with respect to the three calendar years immediately preceding his termination.

In addition, Mr. Boguski will be entitled to the lesser of:

•	67.5% of his highest annual base salary under the agreement, or

•	36 months of tax-effected employee benefits substantially similar to those he enjoyed over the twelve-month period immediately preceding his termination.

Mr. Boguski is also entitled to any accrued compensation and any benefits to which he may be entitled under the terms of any Company plans or programs in which he is a participant. If the payments and benefits under the agreement, when aggregated with other amounts received from the Company, are such that Mr. Boguski becomes subject to excise tax on excess parachute payments under Sections 4999 and 280G of the Internal Revenue Code, he is entitled to receive such additional payments as are necessary to neutralize the effect on him of such excise tax and any related incremental income taxes he may be required to pay by reason of the receipt of additional amounts under the agreement.

If Mr. Boguski’s employment terminates by reason of his death and his wife survives him, she is entitled to receive his base annual salary for a period of one (1) year.

The agreement provides that Mr. Boguski will execute a release agreement in the event of his termination under circumstances which would entitle him to receive severance benefits.

The agreement contains provisions restricting Mr. Boguski’s right to compete with the Company during the two-year period after the termination of his employment.

Kevin M. Shook

Mr. Shook’s agreement is substantially the same as Mr. Boguski’s agreement except for the following:

•	Mr. Shook’s agreement has an initial term of 2 years and, and unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Shook’s 63rd birthday;

•	if Mr. Shook’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” Mr. Shook will receive:

•

an amount totaling 2 times the sum of: (1) his highest annual base salary under the agreement; and (2) the average of his annual bonuses with respect to the 3 calendar years immediately preceding his termination (payable in 24 equal monthly installments); and

•

the lesser of: (1) 45% of his highest annual base salary under the agreement; and (2) 24 months of tax-effected employee benefits substantially similar to those Mr. Shook enjoyed over the twelve-month period immediately preceding his termination.

•

unless the termination of Mr. Shook’s employment occurs after a “change of control,” in the event that Mr. Shook is gainfully employed during the second twelve-month period following his termination, any compensation paid to Mr. Shook during such twelve-month period by his employer will reduce the amounts payable to Mr. Shook under the agreement on a dollar-for-dollar basis; and

•	the agreement contains provisions restricting Mr. Shook’s right to compete with the Company for 1 year after the termination of his employment.

Robert A. Gilpin

Mr. Gilpin’s agreement is substantially the same as Mr. Boguski’s agreement except for the following:

•	Mr. Gilpin’s agreement has an initial term of 1 year and, unless terminated as set forth therein, is automatically extended each day for an additional day until Mr. Gilpin’s 64th birthday;

•	if Mr. Gilpin’s employment is terminated without “cause,” or if he terminates his employment for “good reason,” Mr. Gilpin will receive:

•

an amount equal to the sum of: (1) his highest annual base salary under the agreement; and (2) the average of annual bonuses with respect to the 3 calendar years immediately preceding his termination (payable in 12 equal monthly installments); and

•

the lesser of: (1) 22.5% of his highest annual base salary under the agreement; and (2) 12 months of tax-effected employee benefits substantially similar to those Mr. Gilpin enjoyed over the twelve-month period immediately preceding his termination.

•	the agreement does not contain a provision offsetting amounts paid to Mr. Gilpin by another employer.

Suzanne M. Emmet

Ms. Emmet’s agreement is substantially the same as Mr. Gilpin’s agreement.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

Each of the named executive officers will be entitled to certain benefits if such officer terminates employment under certain circumstances following a change in control. These benefits are payable pursuant to their employment agreements. These agreements are described above under the caption “Description of Employment Agreements.”

We calculated the potential post-employment payments due to each of our named executive officers assuming each named executive officer terminated employment or a change in control occurred on December 31, 2012, and assuming a price per share of our common stock of $17.08 (the closing price on December 31, 2012, the last trading day of the year). Interest assumptions for the calculations used 120% of the appropriate monthly Applicable Federal Rate for December 2012. Actual amounts that we will pay out can only be determined at the time of such executive’s termination. The following table summarizes the potential payments:

		Termination for Death	Termination for Disability			Change in Control	Absent Change in Control— Involuntary Termination not for Cause OR Voluntary Termination for Good Reason	After Change in Control— Involuntary Termination not for Cause OR Voluntary Termination for Good Reason
Michael L. Boguski	Base salary (1)	$417,644	$0	to	$3,638,075	$0	$1,249,307	$1,249,307
	Bonus (1)	$0			$0	$0	$422,447	$422,447
	Welfare benefits continuation (1)(2)	$0			$0	$0	$73,069	$73,069
	Value of accelerated stock options	$376,600			$376,600	$376,600	$0	$376,600
	Value of accelerated restricted stock (3)	$333,060			$333,060	$333,060	$0	$333,060
	Potential excise tax gross-up	N/A			N/A	$0	N/A	$710,799

	Total	$1,127,304	$709,660	to	$4,347,735	$709,660	$1,744,822	$3,165,281

Kevin M. Shook	Base salary (1)	$327,336	$0	to	$3,645,515	$0	$653,723	$653,723
	Bonus (1)	$0			$0	$0	$183,428	$183,428
	Welfare benefits continuation (1)(2)	$0			$0	$0	$46,990	$46,990
	Value of accelerated stock options	$290,340			$290,340	$290,340	$0	$290,340
	Value of accelerated restricted stock (3)	$298,900			$298,900	$298,900	$0	$298,900
	Potential excise tax gross-up	N/A			N/A	$0	N/A	$0

	Total	$916,576	$589,240	to	$4,234,755	$589,240	$884,141	$1,473,381

Robert A. Gilpin	Base salary (1)	$222,151	$0	to	$1,529,986	$0	$222,151	$222,151
	Bonus (1)	$0			$0	$0	$45,820	$45,820
	Welfare benefits continuation (1)(2)	$0			$0	$0	$24,702	$24,702
	Value of accelerated stock options	$115,980			$115,980	$115,980	$0	$115,980
	Value of accelerated restricted stock (3)	$290,360			$290,360	$290,360	$0	$290,360
	Potential excise tax gross-up	N/A			N/A	$0	N/A	$0

	Total	$628,491	$406,340	to	$1,936,326	$406,340	$292,673	$699,013

Suzanne M. Emmet	Base salary (1)	$208,173	$0	to	$973,132	$0	$208,173	$208,173
	Bonus (1)	$0			$0	$0	$39,059	$39,059
	Welfare benefits continuation (1)(2)	$0			$0	$0	$19,262	$19,262
	Value of accelerated stock options	$108,090			$108,090	$108,090	$0	$108,090
	Value of accelerated restricted stock (3)	$256,200			$256,200	$256,200	$0	$256,200
	Potential excise tax gross-up	N/A			N/A	$0	N/A	$0

	Total	$572,463	$364,290	to	$1,337,422	$364,290	$266,493	$630,783

Harry Talbert	Value of accelerated stock options	$79,950			$79,950	$79,950	$0	$79,950
	Value of accelerated restricted stock (3)	$170,800			$170,800	$170,800	$0	$170,800
	Potential excise tax gross-up	N/A			N/A	$0	N/A	$0

	Total	$250,750			$250,750	$250,750	$0	$250,750

(1)	For base salary, bonus and medical continuation payment calculation, and time and form of such payments, see “Description of Employment Agreements.”
(2)	All welfare benefits provided on a tax-affected basis, assuming maximum Federal, state, and local income tax rates. Assumes no increase in the cost of welfare benefits.
(3)	Shares of restricted stock will also vest immediately upon the executive’s retirement.

DIRECTOR COMPENSATION IN FISCAL YEAR 2011

We believe that the amount, form, and methods used to determine compensation of our non-employee directors are important factors in:

•	attracting and retaining directors who are independent, interested, diligent, and actively involved in our affairs;

•	more substantially aligning the interests of our directors with the interests of our shareholders; and

•	establishing a simple straight-forward package that compensates our directors for the responsibilities and demands of the role of director.

The following table sets forth a summary of the compensation that we paid to our directors for service in 2012:

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Paul R. Burke	$41,000	$60,690	$26,000	—	$127,690
Bruce M. Eckert (2)	$19,500	$60,690	$26,000	$154,520	$260,710
Ronald L. King	$39,250	$60,690	$26,000	—	$125,940
Robert M. McAlaine	$60,250	$65,025	$30,000	—	$155,275
Scott C. Penwell	$32,000	$60,690	$26,000	—	$118,690
W. Lloyd Snyder III	$40,250	$60,690	$26,000	—	$126,940
Charles Vetterlein, Jr.	$31,250	$60,690	$26,000	—	$117,940

(1)	The amounts in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	Mr. Eckert was an employee of EIHI until March 9, 2012, and did not receive any compensation for service on the board during such period. The amount reported under the column headed “All Other Compensation” includes all compensation paid to Mr. Eckert as an employee of EIHI during 2012.

Director Compensation Plan

Mr. McAlaine, as the non-executive Chairman of our Board, receives a retainer of $40,000 per year, and all other directors receive a retainer of $18,000 per year. Directors also are paid $1,500 per meeting for attendance at Board meetings or $1,250 for attendance by telephone, and $1,000 per meeting for attendance at committee meetings or $750 for attendance by telephone. The Chairman of our Audit Committee receives an additional $7,500 per year in compensation and all other members of our Audit Committee receive an additional $2,500 per year. Chairs of all other Board committees receive an additional $4,000 per year. Directors are eligible to participate in the 2006 Plan, which is described above under “Our Compensation Plans.”

ADDITIONAL INFORMATION REGARDING DIRECTORS AND OFFICERS

Indemnification

The bylaws of EIHI provide for: (i) indemnification of directors, officers, employees, and agents of EIHI and its subsidiaries; and (ii) the elimination of a director’s liability for monetary damages, each to the fullest extent permitted by Pennsylvania law. Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director’s liability for monetary damages for any action taken or any failure to take any action unless: (i) the director has breached or failed to perform the duties of his office; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness.

Directors and officers of EIHI are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by EIHI.

Code of Ethics

EIHI has adopted a Code of Conduct and Ethics which applies to all of its directors, officers, and employees. This document is available free of charge on our web site at www.eihi.com under the tab “Investor Relations.”

Related Party Transactions and Policies and Procedures

The Audit Committee of the Board reviews transactions with related parties (directors, director nominees, executive officers, beneficial owners of more than 5% of EIHI common stock, and their respective immediate family members) at least quarterly and applies the independence standards required by the Nasdaq Stock Market and applicable law in reviewing such transactions.

Set forth below is a description of certain relationships and transactions between EIHI and certain of our directors and officers. All transactions were on terms as favorable as could have been obtained from unaffiliated third parties.

Bruce M. Eckert. Mr. Eckert, our Chief Executive Officer for 2010 and a member of our Board of Directors, was an investor in Alliance Impairment Management, Inc., which provides case management services to certain of EIHI’s insurance company subsidiaries. Mr. Eckert sold his interest in Alliance Impairment Management, Inc. on September 30, 2012. For the nine-months ended September 30, 2012, EIHI’s insurance companies paid $2.7 million in fees to Alliance Impairment Management, Inc. for its services. We believe that the fees paid to Alliance Impairment Management, Inc. are on market terms and conditions and are no less favorable to EIHI than it could negotiate with any unrelated party providing similar services.

Scott C. Penwell. Mr. Penwell was a shareholder in the law firm of Rhoads & Sinon during part of the year ended December 31, 2012, which provides legal services to EIHI and its subsidiaries. For the year ended December 31, 2012, EIHI and its subsidiaries paid Rhoads & Sinon $250,983 in fees for its services.

Robert M. McAlaine. Thomas S. McAlaine, Mr. McAlaine’s son, is the owner of U.S. Detectives, LLC, an investigative services company that specializes in insurance fraud. For the year ended December 31, 2012, EIHI and its subsidiaries paid U.S. Detectives, LLC $278,408 for its services. Director McAlaine has no financial interest in U.S. Detectives, LLC.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship existed between any member of the Compensation/Human Resources Committee or an executive officer of EIHI, on the one hand, and any member of the Compensation/Human Resources Committee (or committee performing equivalent functions, or the full Board) or an executive officer of any other entity, on the other hand, requiring disclosure pursuant to the applicable rules of the SEC.

ACCOUNTING FEES AND SERVICES

Fees of the Independent Auditor

The following tables set forth fees for professional services rendered by PricewaterhouseCoopers for the audit of the Company’s financial statements for the fiscal years ended December 31, 2012 and 2011, and fees for other services rendered by PricewaterhouseCoopers LLP for 2012 and 2011.

Year Ended December 31, 2012

Audit Fees	$710,400
Audit-Related Fees	4,800
Tax Fees	253,959
All Other Fees	—

Total Fees	$969,159

Year Ended December 31, 2011

Audit Fees	$479,000
Audit-Related Fees	40,872
Tax Fees	370,432
All Other Fees	—

Total Fees	$890,304

Audit fees for 2012 and 2011 included fees associated with the annual audit of the financial statements, the reviews of our Quarterly Reports on Form 10-Q, certain accounting consultations, and consent to use the report of PricewaterhouseCoopers LLP in connection with documents filed with the SEC.

Audit-related fees for 2011 included fees related to accounting consultations and due diligence assistance in connection with the sale of Eastern Life and Health Insurance Company and the sale of Eastern Atlantic RE.

Tax fees for 2012 and 2011 included fees associated with tax compliance, tax advice, and tax planning.

The Audit Committee considered whether the provision of non-audit services by our principal auditor during 2012 and 2011 was compatible with maintaining auditor independence.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditor

The Audit Committee pre-approves all audit and non-prohibited, non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditor. Under the policy, pre-approval is generally provided for up to 1 year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the Audit Committee has received detailed information sufficient to enable the Audit Committee to pre-approve and evaluate such service. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approval decisions made under delegated authority must be communicated to the Audit Committee at or before the next scheduled meeting. There were no waivers by the Audit Committee of the pre-approval requirement for permissible non-audit services in 2012.

AUDIT COMMITTEE REPORT

The members of the Audit Committee are independent under NASDAQ listing standards and SEC rules. The Board of Directors adopted a written Audit Committee charter, which is available in the Investor Relations section of our website at www.eihi.com. The Audit Committee oversees our Company’s financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility to establish and maintain a system of internal control over financial reporting and to prepare consolidated financial statements in accordance with U.S. generally accepted accounting principles. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in conformity with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Audit Committee is responsible for monitoring and reviewing these procedures. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of Eastern Insurance Holdings, Inc. and are not necessarily accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of PricewaterhouseCoopers LLP included in its report on the Company’s consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met and held discussions, together and separately, with management, the Director of Internal Audit and PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company’s audited financial statements for the fiscal year ended December 31, 2012 were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements and discussed the activities of the internal audit function.

The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 114. In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence relating to Eastern Insurance Holdings, Inc.

Based on the Audit Committee’s review and discussions of the matters referred to above, the Audit Committee unanimously approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the Securities and Exchange Commission.

This Report is not intended to be incorporated by reference into any filing made by EIHI with the SEC under the Securities Act of 1933 or the Exchange Act.

Paul R. Burke, Chairman

Ronald L. King

W. Lloyd Snyder III

PROPOSAL NO. 2

RATIFICATION OF AUDIT COMMITTEE

APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2013. No determination has been made as to what action the Audit Committee would take if shareholders do not ratify the appointment.

PricewaterhouseCoopers LLP has conducted the audit of the financial statements of EIHI and its subsidiaries for the year ended December 31, 2012. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given an opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from shareholders.

The affirmative vote of a majority of all votes cast at the meeting is required to ratify the appointment. Abstentions and broker non-votes will not be counted as votes cast at the meeting, and therefore, will have no effect on this proposal. If you submit a signed proxy card and do not specify how you want to vote your shares, your shares will be voted “FOR” ratification of the appointment.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF PRICEWATERHOUSECOOPERS LLC AS INDEPENDENT AUDITOR FOR THE 2013 FISCAL YEAR.

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), the Company is providing shareholders with an advisory (non-binding) vote on the compensation of its named executive officers. Accordingly, shareholders may vote on the following resolution:

“RESOLVED, that the shareholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement.”

While this vote is non-binding, it will provide the Company with valuable feedback regarding the Company’s executive compensation policies and practices, which the Board of Directors will be able to take into account in determining executive compensation going forward.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS PURSUANT TO THE ABOVE RESOLUTION.

ADDITIONAL INFORMATION

2013 Annual Meeting

Our 2014 annual meeting of shareholders will be held on or about May 8, 2013, subject to the right of our Board to change such date based on changed circumstances.

Shareholder Proposals

In accordance with our bylaws, a shareholder who desires to propose a matter for consideration at an annual meeting of shareholders must provide notice of such proposal in writing, delivered or mailed by first class United States mail, postage prepaid, to the Corporate Secretary of EIHI, not less than 90 days nor more than 150 days prior to such annual meeting. If the 2014 Annual Meeting is held on May 8, 2014, this period will begin on December 9, 2013, and end on February 7, 2014.

If the 2014 annual meeting is held on May 8, 2014, any shareholder who desires to submit a proposal to be considered for inclusion in our proxy materials relating to our 2014 annual meeting of shareholders in accordance with the rules of the SEC must submit such proposal in writing, addressed to Eastern Insurance Holdings, Inc. at 25 Race Avenue, Lancaster, Pennsylvania 17603, (Attention: Corporate Secretary), on or before January 8, 2014.

Nominations for Election of Directors

In accordance with our bylaws, any shareholder entitled to vote for the election of directors may nominate candidates for election to the Board provided that the shareholder has given proper notice of the nomination, as required by our bylaws, in writing, delivered or mailed by first-Class United States mail, postage prepaid, to the Corporate Secretary of EIHI not less than 90 days nor more than 120 days prior to such annual meeting. If the 2014 annual meeting is held on May 8, 2014, this period will begin on January 8, 2014 and end on February 7, 2014.

Annual Report for 2012

Our Annual Report to the Shareholders for the year ended December 31, 2012 has been mailed to all shareholders entitled to notice of and to vote at the meeting. Our Annual Report is furnished to shareholders for their information. No part of the Annual Report is incorporated by reference herein.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2012 (FILED WITH THE SEC ON MARCH 8, 2013), INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO INVESTOR RELATIONS, EASTERN INSURANCE HOLDINGS, INC., OR BY CALLING INVESTOR RELATIONS DIRECTLY AT (888) 654-7100. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF THE RECORD DATE, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF OUR COMMON STOCK ENTITLED TO VOTE AT THE MEETING.

Corporate Governance Documents

A copy of our Code of Ethics, and the charters of our Audit Committee, Nominating/Governance Committee, and Compensation/Human Resources Committee are available on our website at www.eihi.com under the tab “Investor Relations” and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, by e-mailing Kevin Shook, our Executive Vice President, Treasurer and Chief Financial Officer at kshook@eains.com or by calling Investor Relations at (888) 654-7100.

Waivers of Provisions of Codes of Conduct

There were no waivers of the provisions of our Code of Ethics for any EIHI director, senior financial officer or any other executive officer in 2012 or through the date of this proxy statement during 2013. In the unlikely event that there is a waiver of our Code of Ethics, the waiver will be described on our website at www.eihi.com under the tab “Investor Relations.”

Complaints and Concerns

Shareholders, employees and other interested parties who desire to express concerns or complaints relating to accounting, internal controls, or auditing matters should communicate directly with our Audit Committee in writing addressed to Audit Committee Chair, Eastern Insurance Holdings, Inc., 25 Race Avenue, Lancaster, Pennsylvania 17603, or by submitting information through the whistleblower submission site located on the “Governance Documents” page under the “Investor Relations” tab on our website at www.eihi.com.

BY ORDER OF THE BOARD OF DIRECTORS

Scott C. Penwell

Corporate Secretary

Eastern Insurance Holdings, Inc. 25 Race Avenue Lancaster, PA 17603

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Paul R. Burke 02 Michael L. Boguski

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of Eastern Insurance Holdings, Inc. for the fiscal year ending December 31, 2013.							☐	☐	☐
3.	Advisory approval of the company’s executive compensation.							☐	☐	☐

NOTE: I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. called for May 9, 2013 and an attached Proxy Statement for the Annual Meeting.

For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K is/are available at www.proxyvote.com .

EASTERN INSURANCE HOLDINGS, INC. Annual Meeting of Shareholders May 9, 2013 4:30 PM This proxy is solicited by the Board of Directors

The undersigned, being a participant in the Eastern Insurance Holdings, Inc. Employee Stock Ownership Plan (the “ESOP”), hereby instructs Delaware Charter Guaranty & Trust Company, as trustee of the ESOP, to represent and to vote, as designated, all the shares of common stock of Eastern Insurance Holdings, Inc. allocated to my account in the ESOP on March 15, 2013, at the 2013 Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. to be held on May 9, 2013, and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF PROPERLY SIGNED AND NO DIRECTION IS MADE, YOUR ESOP SHARES WILL BE VOTED “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3. IF NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE, YOUR ESOP SHARES WILL BE VOTED IN THE SAME PROPORTION AS THE ESOP SHARES FOR WHICH TIMELY VOTING INSTRUCTIONS WERE RECEIVED.

THE ESOP TRUSTEE MUST RECEIVE YOUR VOTING INSTRUCTIONS BY 11:59 P.M. ON MAY 6, 2013, IN ORDER FOR YOUR ESOP SHARES TO BE VOTED AT THE ANNUAL MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

Eastern Insurance Holdings, Inc. 25 Race Avenue Lancaster, PA 17603

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

      TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Paul R. Burke 02 Michael L. Boguski

The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor of Eastern Insurance Holdings, Inc. for the fiscal year ending December 31, 2013.							☐	☐	☐
3.	Advisory approval of the company’s executive compensation.							☐	☐	☐

NOTE: I/We hereby acknowledge the receipt, prior to the signing of this Proxy, of a Notice of Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. called for May 9, 2013 and an attached Proxy Statement for the Annual Meeting.

For address change/comments, mark here. (see reverse for instructions)					☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Form 10-K is/are available at www.proxyvote.com .

EASTERN INSURANCE HOLDINGS, INC. Annual Meeting of Shareholders May 9, 2013 4:30 PM This proxy is solicited by the Board of Directors

The undersigned shareholder signing this proxy card hereby appoints Robert M. McAlaine and Paul R. Burke, or either one of them, as proxyholders with full power of substitution, and authorizes them to represent and to vote as designated, all the shares of common stock of Eastern Insurance Holdings, Inc. that the shareholder holds of record on March 15, 2013 at the 2013 Annual Meeting of Shareholders of Eastern Insurance Holdings, Inc. to be held on May 9, 2013 and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED BY YOU, WILL BE VOTED IN THE MANNER YOU DIRECT ON THIS CARD. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE LISTED NOMINEES AND “FOR” PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXYHOLDERS NAMED IN THIS PROXY UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.

THIS PROXY MAY BE REVOKED BY YOU AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side